                                                                    EXHIBIT 11

                        SOUTHDOWN, INC. AND SUBSIDIARIES
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                  YEARS ENDED DECEMBER 31,
                                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                           ---------------------------------------
                                                                1996        1995        1994
                                                             ---------    --------    --------
Earnings (loss) for primary earnings per share:
  Earnings from continuing operations before
    preferred stock dividends                                 $  71.2     $  47.5     $  30.1
  Preferred stock dividends                                      (7.7)       (9.8)       (9.4)
                                                             ---------    --------    --------
  Earnings (loss) from continuing operations                     63.5        37.7        20.7
  Loss from discontinued operations, net of income taxes          -           -          (5.9)
  Loss on disposition of discontinued operations,
    net of income taxes                                           -           -         (21.6)
                                                             ---------    --------    --------
  Earnings (loss) before extraordinary charge                    63.5        37.7        (6.8)
  Extraordinary charge, net of income taxes                     (11.5)        -           -
                                                             ---------    --------    --------
Net earnings (loss) for primary earnings per share            $  52.0     $  37.7     $  (6.8)
                                                             =========    ========    ========

Earnings (loss) for fully diluted earnings per share:
  Earnings from continuing operations before
    preferred stock dividends                                 $  71.2     $  47.5     $  30.1
  Antidilutive preferred stock dividends                          -           -          (9.4)
                                                             ---------    --------    --------
  Earnings (loss) from continuing operations                     71.2        47.5        20.7
  Loss from discontinued operations, net of income taxes          -           -          (5.9)
  Loss on disposition of discontinued operations,
    net of income taxes                                           -           -         (21.6)
                                                             ---------    --------    --------
  Earnings (loss) before extraordinary charge                    71.2        47.5        (6.8)
  Extraordinary charge, net of income taxes                     (11.5)        -           -
                                                             ---------    --------    --------
  Net earnings (loss) for fully diluted earnings per share    $  59.7     $  47.5     $  (6.8)
                                                             =========    ========    ========

                                                                     EXHIBIT 11

                        SOUTHDOWN, INC. AND SUBSIDIARIES
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                   YEARS ENDED DECEMBER 31,
                                                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                                                         ------------------------------------------
                                                                           1996             1995             1994
                                                                         --------         --------         --------
Average shares outstanding:
    Common stock                                                            18.2             17.3             17.2
        Common stock equivalents from assumed
            exercise of stock options and warrants
            (treasury stock method)                                          0.5              0.2              0.5
                                                                         --------         --------         --------
    Total for primary earnings per share                                    18.7             17.5             17.7

Other potentially dilutive securities:
    -   additional common stock equivalent from assumed
        exercise of stock options and warrants at ending
        market price                                                         0.1              0.1             --
    -   assumed conversion of Series A convertible
        preferred stock at one-half share of common stock                    0.8              1.0              1.0
    -   assumed conversion of Series B convertible
        preferred stock at 2.5 shares of common stock                        1.9              2.3              2.3
    -   assumed conversion of the Series D convertible
        preferred stock at 1.51 shares of common stock                       2.6              2.6              2.4
                                                                         --------         --------         --------
Total for fully diluted earnings per share                                  24.1             23.5             23.4

Less:       Antidilutive securities
                 Stock options and warrants                                   --               --               (0.5)
                 Series A preferred stock                                     --               --               (1.0)
                 Series B preferred stock                                     --               --               (2.3)
                 Series D preferred stock                                     --               --               (2.4)
                                                                         --------         --------         --------
                                                                            24.1             23.5             17.2
                                                                         ========         ========         ========

Per share earnings (loss):
Primary
    Earnings (loss) from continuing operations                       $      3.41      $      2.15      $      1.20
    Loss from discontinued operations, net of
        income taxes                                                          --               --               (0.34)
    Loss on disposition of discontinued operations, net of
        income taxes                                                          --               --               (1.26)
    Extraordinary charge, net of income taxes                              (0.62)              --               --
                                                                         --------         --------         --------
                                                                     $      2.79      $      2.15      $     (0.40)
                                                                         ========         ========         ========

Fully diluted
    Earnings (loss) from continuing operations                       $      2.96      $      2.02      $      1.20
    Loss from discontinued operations, net of
        income taxes                                                          --               --               (0.34)
    Loss on disposition of discontinued operations, net of
        income taxes                                                          --               --               (1.26)
    Extraordinary charge, net of income taxes                              (0.48)              --               --
                                                                         --------         --------         --------
                                                                     $      2.48      $      2.02      $     (0.40)
                                                                         ========         ========         ========
